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                                                                    Exhibit 99.2

CONTACT:                                        FOR IMMEDIATE RELEASE

Jane F. Casey
Vice President
(203) 661-1926, ext. 6619



           BLYTH, INC. OUTLINES 1ST QUARTER FISCAL YEAR 2002 GUIDANCE CHALLENGING RETAIL ENVIRONMENT AND NEGATIVE IMPACT OF WEAK FOREIGN CURRENCIES
                       AFFECT COMPANY'S NEAR-TERM OUTLOOK


GREENWICH, CT, USA, March 15, 2001: Blyth, Inc. (NYSE:BTH), the world's largest manufacturer of candles and home fragrance products, today announced that, based on management's expectations at this time, it anticipates reporting first quarter sales below year ago levels and that full year sales growth will be single-digit. Earnings Per Share are anticipated to be between $.33 and $.37 in the first quarter versus $.44 a year ago.

The sales and earnings expectations for the first quarter are the direct result of the weakened economies and dramatic decreases in consumer confidence in North America and Europe, both of which have declined further in recent weeks. As has been the case in recent quarters, the effect of weakened European currencies is expected to continue in the first quarter and result in lower reported sales. However, management believes that, for the full year, solid sales growth will be achieved, resulting in full year Earnings Per Share in excess of $2.00.

Commenting on the sales and earnings projections, Robert B. Goergen, Chairman of the Board and CEO, said, "The short-term economic outlook in both North America and Europe necessitates caution and is further exacerbated by the expected impact of weak European currencies. However, with our strong fundamentals in place, I believe that Blyth's prospects this year are very positive and that we will weather the storm well and emerge positioned for continued growth and profitability."

Blyth, Inc., headquartered in Greenwich, CT, USA, designs, manufactures and markets an extensive line of candles and home fragrance products including scented candles, potpourri and environmental fragrance products and markets a broad range of related candle accessories. Its products are sold direct to the consumer under the PartyLite(R) brand, to retailers in the mid-tier and premium retail channels, under the Colonial Candle of Cape Cod(R), Kate's Original Recipe(TM) and Carolina Designs(R) brands and in the mass retail channel under the Ambria(TM), Florasense(R) and FilterMate(R) brands. In Europe, its products are also sold under the Gies, Colony and Wax Lyrical brands. Blyth also markets a broad range of non-fragranced products, including paper-related and decorative seasonal products for the consumer market, under the Jeanmarie(R) and Impact(TM) brand names, and portable heating fuel and tabletop illumination products for the hotel, restaurant and catering trade, under the Sterno(R) and Handy Fuel(R) brand names. Net Sales for the twelve months ended January 31, 2001 totaled $1,197,197,000.

Blyth, Inc. can be found on the Internet at www.blythinc.com.

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This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. Actual results could differ materially due to various factors, including the risk of a continuing weakness of the retail environment, the effects of our restructuring, the risk of maintaining the Company's growth rate, the Company's ability to respond to increased product demand, the risks (including foreign currency fluctuations) associated with international sales and foreign products, the risks of being able to recruit new independent sales consultants, dependence on key management personnel, competition in terms of price and new product introductions, and other factors described in this press release, in the Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 2000 and in the Company's Annual Report on Form 10-K for the year ended January 31, 2000.

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